Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Action Fashions, Ltd.
(nka Mexus Gold US)

We consent to the use in the Registration Statement of Action Fashions, Ltd. (nka, Mexus Gold US) on Form S-8 and related prospectus, of our audit report dated June 22, 2009, relating to the financial statements of Action Fashions, Ltd. as of March 31, 2009 and 2008, and for the years ended March 31, 2009 and 2008.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
January 6, 2010